UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2014

United Online, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21301 Burbank Boulevard

Woodland Hills, California 91367

(Address of Principal Executive Offices) (Zip Code)

Telephone: (818) 287-3000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of United Online, Inc. (the “Company”) adopted the United Online, Inc. 2014 Management Bonus Plan (CFO and CPO) (the “Bonus Plan”).  The description set forth below relates to Edward Zinser, our Chief Financial Officer.

A specified portion of the bonus award for Mr. Zinser will be tied to financial performance goals for the Company.  The remaining portion of the bonus award for Mr. Zinser will be tied to his level of attainment of the individual performance goals set for him by the Compensation Committee.

With respect to Mr. Zinser’s potential bonus award, 37.5% of Mr. Zinser’s potential bonus award will be tied to the combined revenue of the Company’s Content & Media business segment and Communications business segment (the “combined businesses”), 37.5% of Mr. Zinser’s potential bonus award will be tied to the operating income before depreciation, amortization and certain other expenses (“adjusted operating income”) of the combined businesses, and 25% of Mr. Zinser’s potential bonus award will be based on his attainment of his individual performance goals.

As to the combined businesses, nine potential levels of goal attainment from threshold to maximum have been established for the applicable revenue and adjusted operating income goals.  For each specified level of attainment, there is a specific dollar amount allocated to Mr. Zinser, which is tied to a certain percentage of Mr. Zinser’s base salary.  The actual amount of the bonus award will be tied to the actual levels at which the applicable revenue and adjusted operating income goals are in fact attained.  If there is not at least threshold attainment of the applicable revenue or adjusted operating income goal, then no bonus award will be earned with respect to that particular performance metric.  In addition, in order to receive his bonus, Mr. Zinser will generally be required to continue in the Company’s employ through the payment date of the bonus award in 2015.  However, a pro-rated bonus payout tied to actual attained levels of performance will be provided to any Bonus Plan participant whose employment terminates before such date by reason of death or disability and may be provided to any Bonus Plan participant who was on a leave of absence during a portion of the 2014 fiscal year.  The Bonus Plan imposes a limit of $3.5 million on the maximum bonus amount payable to any participant for the 2014 fiscal year.

The following chart identifies the target and maximum bonus amounts payable to Mr. Zinser if the applicable financial performance goals are each attained at the target or maximum level, respectively, and the maximum potential amount is awarded for the individual performance goals.

Officer (Title)	Target Bonus Amount (assuming maximum amount for Individual Performance Goals)	Maximum Bonus Amount
Edward Zinser (Chief Financial Officer)	$245,000	$355,250

The foregoing description of the material terms of the Bonus Plan does not purport to be a complete description of the Bonus Plan and is qualified in its entirety by reference to the Bonus Plan, a copy of which will be filed as an exhibit to the Company’s Form 10-Q for the quarterly period ended September 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2014	UNITED ONLINE, INC.

	By:	/s/ Francis Lobo
Francis Lobo
President and Chief Executive Officer